                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A


                                 CURRENT REPORT

                               ------------------

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: March 27, 2002

                              SL GREEN REALTY CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    MARYLAND
                            (STATE OF INCORPORATION)

                        1-13199                          13-3956775
               (COMMISSION FILE NUMBER)            (IRS EMPLOYER ID. NUMBER)

              420 Lexington Avenue                      10170
               New York, New York                     (ZIP CODE)
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (212) 594-2700
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant hereby amends its Current Report on Form 8-K, dated March 27, 2002 (filed with the Securities and Exchange Commission on May 16, 2002), to provide the financial statements and pro forma financial information of 1515 Broadway, New York, New York.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) and (b) FINANCIAL STATEMENTS OF PROPERTY ACQUIRED AND PRO FORMA FINANCIAL INFORMATION


PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Condensed Consolidated Balance Sheet
      (Unaudited) as of March 31, 2002 ...............................    F2

Pro Forma Condensed Consolidated Income Statement
      (Unaudited) for the three months ended March 31, 2002 ..........    F3

Pro Forma Condensed Consolidated Income Statement
      (Unaudited) for the year ended December 31, 2001 ...............    F4

Notes to Pro Forma Financial Information .............................    F5

CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Auditors .......................................    F8

Balance sheets of 1515 Broadway Associates, L.P. as of
      March 31, 2002 (unaudited) and December 31, 2001 ...............    F9

Statements of Operations of 1515 Broadway Associates, L.P.
      for the three months ended March 31, 2002 (unaudited)
      and the year ended December 31, 2001 ...........................   F10


Statements of Cash Flows of  1515 Broadway Associates, L.P.
      for the three months ended March 31, 2002 (unaudited)
      and the year ended December 31, 2001 ...........................   F11


Notes to Financial Statements ........................................   F12




(C)        EXHIBITS
           None

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           SL GREEN REALTY CORP.

                                       By:   /s/ Thomas E. Wirth
                                          ----------------------
                                                 Thomas E. Wirth
                                         Chief Financial Officer

Date:  July 15, 2002

                              SL GREEN REALTY CORP.

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

The unaudited pro forma consolidated balance sheet of SL Green Realty Corp. (the "Company") as of March 31, 2002 has been prepared as if the Company's acquisition of the partnership interest in the joint venture owning the property located at 1515 Broadway, Manhattan ("1515 Broadway") had been consummated on March 31, 2002. The unaudited pro forma consolidated income statements for the year ended December 31, 2001 and the three months ended March 31, 2002 are presented as if the Company's acquisition of the partnership interest in 1515 Broadway occurred on January 1, 2001 and the effect was carried forward through the year and the three month period.

On May 15, 2002, a joint venture between the Company and SITQ Immobilier completed the acquisition of the partnership interests in 1515 Broadway for an aggregate purchase price of $483.5 million. The Company has an approximate 55% interest in the joint venture.

1515 Broadway was owned by 1515 Broadway Associates, L.P. (the "Partnership"), whose general partner was an affiliate of The Equitable Life Assurance Society of the United States. The acquisition was accomplished through a pre-packaged bankruptcy reorganization by the Partnership, to which the parties have consented.

The pro forma consolidated financial statements do not purport to represent what the Company's financial position or results of operations would have been assuming the completion of the Company's acquisition of 1515 Broadway had occurred on January 1, 2001 and for the period indicated, nor do they purport to project the Company's financial position or results of operations at any future date or for any future period. These pro forma consolidated financial statements should be read in conjunction with the Company's 2001 Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002.


                                      F 1

                              SL GREEN REALTY CORP.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2002
                                   (UNAUDITED)
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                  SL GREEN REALTY
                                                       CORP.          PRO FORMA        SL GREEN
                                                     HISTORICAL      ADJUSTMENTS       PROFORMA
                                                        (A)              (B)
ASSETS:
Commerical real estate properties at cost:
Land and land interests                           $    138,337      $       --       $    138,337
Buildings and improvements                             699,610              --            699,610
Building leasehold                                     145,012              --            145,012
Property under capital lease                            12,208              --             12,208
                                                  ------------      ------------     ------------
                                                       995,167              --            995,167
Less accumulated depreciation                         (108,034)             --           (108,034)
                                                  ------------      ------------     ------------
                                                       887,133              --            887,133

Cash and cash equivalents                               12,429              --             12,429
Restricted cash                                         37,126              --             37,126
Tenant and other receivables,
   net of allowance of $4,229                            7,754              --              7,754
Related party receivables                                3,417              --              3,417
Deferred rents receivable, net of
   allowance for tenant credit loss of $5,492           53,816              --             53,816

Investment in and advances to affiliates                 2,811              --              2,811
Structured finance investments                         189,120              --            189,120
Investments in unconsolidated joint ventures           124,958            93,335          218,293
Deferred costs, net                                     34,416              --             34,416
Other assets                                            15,005              --             15,005
                                                  ------------      ------------     ------------

Total Assets                                      $  1,367,985      $     93,335     $  1,461,320
                                                  ============      ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Mortgage notes payable                            $    408,186      $       --       $    408,186
Revolving credit facilities                             86,931            93,335          180,266
Derivative instruments at fair value                     2,002              --              2,002
Accrued interest payable                                 1,617              --              1,617
Accounts payable and accrued expenses                   24,386              --             24,386
Deferred compensation awards                               671              --                671
Deferred revenue                                         1,676              --              1,676
Capitalized lease obligations                           15,644              --             15,644
Deferred land lease payable                             14,246              --             14,246
Dividend and distributions payable                      16,596              --             16,596
Security deposits                                       19,019              --             19,019
                                                  ------------      ------------     ------------

Total liabilities                                      590,974            93,335          684,309
Commitments and Contingencies
Minority interest in Operating Partnership              47,295              --             47,295
8% Preferred Income Equity
   Redeemable Shares(SM) $0.01 par
   value $25.00 mandatory liquidation
   preference, 25,000 authorized and 4,600
   outstanding at March 31, 2002                       111,353              --            111,353
STOCKHOLDERS' EQUITY
Common stock, $0.01 par value, 100,000 shares
   authorized, 30,042 issued and outstanding
   at March 31, 2002                                       301              --                301
Additional paid - in capital                           584,407              --            584,407
Deferred compensation plans                             (6,234)             --             (6,234)
Accumulated other comprehensive loss                    (1,709)             --             (1,709)
Retained earnings                                       41,598              --             41,598
                                                  ------------      ------------     ------------

Total stockholders' equity                             618,363              --            618,363
                                                  ------------      ------------     ------------

Total liabilities and stockholders' equity        $  1,367,985      $     93,335     $  1,461,320
                                                  ============      ============     ============


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PRO FORMA FINANCIAL STATEMENTS.


                                      F 2

                              SL GREEN REALTY CORP.
                PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                 FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2002
                                   (UNAUDITED)
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                SL GREEN
                                                          SL GREEN REALTY      REALTY CORP.       SL GREEN
                                                          CORP. HISTORICAL      PRO FORMA         PRO FORMA
                                                                  (A)          ADJUSTMENTS

REVENUES:
Rental revenue                                               $     47,784      $       --        $     47,784
Escalation and reimbursement revenues                               6,726              --               6,726
Signage rent                                                          466              --                 466
Investment income                                                   3,720              --               3,720
Preferred equity income                                             1,911              --               1,911
Other income                                                        1,076              --               1,076
                                                             ------------      ------------      ------------

Total revenues                                                     61,683              --              61,683
                                                             ------------      ------------      ------------

EXPENSES:
Operating expenses including $1,513 to
  affiliates                                                       13,719              --              13,719
Real estate taxes                                                   7,355              --               7,355
Ground rent                                                         3,159              --               3,159
Interest                                                            9,112               791 (B)         9,903
Depreciation and amortization                                       9,597              --               9,597
Marketing, general and administrative                               3,202              --               3,202
                                                             ------------      ------------      ------------

Total expenses                                                     46,144               791            46,935
                                                             ------------      ------------      ------------

Income before equity in net loss from affiliates,
  equity in net income of unconsolidated joint ventures,
  gain on sale and minority interest                               15,539              (791)           14,748
Equity in net loss from affiliates                                    (84)             --                 (84)
Equity in net income of unconsolidated
joint ventures                                                      3,333             2,140 (C)         5,473
                                                             ------------      ------------      ------------

Income before minority interest                                    18,788             1,349            20,137
Minority interest in operating partnership                         (1,152)              (94)(D)        (1,246)
                                                             ------------      ------------      ------------

Net income                                                         17,636             1,255            18,891
Preferred stock dividends                                          (2,300)             --              (2,300)
Preferred stock accretion                                            (123)             --                (123)
                                                             ------------      ------------      ------------

Net income available to common shareholders                  $     15,213      $      1,255      $     16,468
                                                             ============      ============      ============

BASIC EARNINGS PER SHARE:(E)
Net income                                                   $       0.51                        $       0.55
                                                             ============                        ============

DILUTED EARNINGS PER SHARE:(E)
Net income                                                   $       0.50                        $       0.54
                                                             ============                        ============
Dividends per common share                                   $     0.4425                        $     0.4425
                                                             ============                        ============

Basic weighted average common shares outstanding                   29,992                              29,992
                                                             ============                        ============

Diluted weighted average common shares
  and common share equivalents outstanding                         32,905                              37,604
                                                             ============                        ============


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PRO FORMA FINANCIAL STATEMENTS.


                                      F 3

                              SL GREEN REALTY CORP.
                PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                                   (UNAUDITED)
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                       SL GREEN REALTY
                                                     SL GREEN REALTY   CORP. PRO FORMA      SL GREEN
                                                     CORP. HISTORICAL    ADJUSTMENTS        PRO FORMA
                                                           (A)

REVENUES:
Rental revenue                                        $    204,662              --        $    204,662
Escalation and reimbursement revenues                       31,339              --              31,339
Signage rent                                                 1,522              --               1,522
Investment income                                           14,808              --              14,808
Preferred equity income                                      2,561              --               2,561
Other income                                                 2,793              --               2,793
                                                      ------------      ------------      ------------

Total revenues                                             257,685              --             257,685
                                                      ------------      ------------      ------------

EXPENSES:
Operating expenses including $5,805 to affiliates           58,141              --              58,141
Real estate taxes                                           30,963              --              30,963
Ground rent                                                 12,579              --              12,579
Interest                                                    46,238             5,283 (B)        51,521
Depreciation and amortization                               38,336              --              38,336
Marketing, general and administrative                       15,374              --              15,374
                                                      ------------      ------------      ------------

Total expenses                                             201,631             5,283           206,914
                                                      ------------      ------------      ------------

Income (loss) before equity in net income
from affiliates,
  equity in net income of unconsolidated
  joint ventures, gain on sale, minority
  interest and extraordinary Items                          56,054            (5,283)           50,771
Equity in net loss from affiliates                          (1,054)             --              (1,054)
Equity in net income of unconsolidated
  joint ventures                                             8,607             7,049 (C)        15,656
Gain on sale of rental
  property/preferred Investment                              4,956              --               4,956
                                                      ------------      ------------      ------------
Income before minority interest                             68,563             1,766            70,329
Minority interest                                           (4,600)             (138)(D)        (4,738)
Extraordinary items, net of minority
  interest of $34                                             (430)             --                (430)
Cumulative effect of change in
  accounting principle                                        (532)             --                (532)
                                                      ------------      ------------      ------------

Net (loss) income                                           63,001             1,628            64,629
Preferred stock dividends                                   (9,200)             --              (9,200)
Preferred stock accretion                                     (458)             --                (458)
                                                      ------------      ------------      ------------

Net income available to common shareholders           $     53,343      $      1,628      $     54,971
                                                      ============      ============      ============

BASIC EARNINGS PER SHARE:(E)
Net income before gain on sale,
  extraordinary item and cumulative effect
  effect adjustment                                   $       1.83                        $       1.89
Gain on sales                                                 0.18                                0.18
Extraordinary item                                           (0.01)                              (0.01)
Cumulative effect of change in
  accounting principle                                       (0.02)                              (0.02)
                                                      ------------                        ------------

Net income                                            $       1.98                        $       2.04
                                                      ============                        ============

DILUTED EARNINGS PER SHARE:(E)
Net income before gain on sale, extraordinary
   Item and cumulative effect adjustment              $       1.81                        $       1.87
Gain on sales                                                 0.16                                0.16
Extraordinary item                                           (0.01)                              (0.01)
Cumulative effect of change in
  accounting principle                                       (0.02)                              (0.02)
                                                      ------------                        ------------

Net income                                            $       1.94                        $       2.00
                                                      ============                        ============

Basic weighted average common shares
  outstanding                                               26,993                              26,993
                                                      ============                        ============

Diluted weighted average common shares
  and common share equivalents outstanding                  29,808                              29,808
                                                      ============                        ============


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PRO FORMA FINANCIAL STATEMENTS.


                                      F 4

                              SL GREEN REALTY CORP.


             NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2002
                          (UNAUDITED AND IN THOUSANDS)


(A) To reflect the condensed consolidated balance sheet of SL Green Realty Corp. at March 31, 2002 as reported on the Company's Quarterly Report on Form 10-Q.

(B) To reflect the May 15, 2002 purchase of the partnership interests which controlled the property located at 1515 Broadway as of March 31, 2002 for $483,500. There was no independent valuation performed on this property. SL Green accounts for its investment in 1515 Broadway on the equity method of accounting as it does not control the joint venture that owns the property.


             NOTES TO PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                        THREE MONTHS ENDED MARCH 31, 2002
                          (UNAUDITED AND IN THOUSANDS)

(A) To reflect the consolidated statement of income of SL Green Realty Corp. for the three month period ended March 31, 2002 as reported on the Company's Quarterly Report on Form 10-Q.

(B) To record interest expense for borrowings under the Company's revolving credit facility ($93,335 at a weighted average interest rate of 3.39%).

(C) To adjust for SL Green's 55% equity interest in the net income of the joint venture:

                                            1515 BROADWAY      1515 BROADWAY         SL GREEN
                                             ACQUISITION         PRO FORMA           PRO FORMA           1515 BROADWAY
                                              HISTORICAL        ADJUSTMENTS          ADJUSTMENTS            PRO FORMA
                                                 (a)

REVENUES:
Rental revenue                               $     12,957        $        890         $        979 (b)     $     14,826
Escalation and reimbursement revenues               2,396                --                   --                  2,396
Other income                                           24                 (24)                --   (c)             --
                                             ------------        ------------         ------------         ------------

     Total revenues                                15,377                 866                  979               17,222
                                             ------------        ------------         ------------         ------------

EXPENSES:
Operating expenses                                  3,189                --                   --                  3,189
Real estate taxes                                   2,393                --                   --                  2,393
Interest                                            6,532              (6,532)               3,953 (d)            3,953
Depreciation and amortization                       2,543              (2,089)               2,421 (e)            2,875
Marketing, general and administrative                 517                (255)                 660 (f)              922
                                             ------------        ------------         ------------         ------------

     Total expenses                                15,174              (8,876)               7,034               13,332
                                             ------------        ------------         ------------         ------------

Net income                                   $        203        $      9,742         $     (6,055)        $      3,890
                                             ============        ============         ============         ============

SL Green's 55% of joint venture pro
  forma net income                                                                                 (g)     $      2,140
                                                                                                           ============


         (a) This represent the historical financial statements of 1515 Broadway Associates, L.P.,
         (b) Rental income from 1515 Broadway was increased to reflect pro forma straight line amounts as of January 1, 2001 ($979) and the historic straight line amount ($890) was added back,
         (c)      To eliminate interest income,
         (d) To reverse the historic interest expense ($6,532) and reflect interest expense on $335,000 of new property level mortgage debt ($3,953) at a weighted average annual rate of 4.70%,


                                      F 5

         (e) To reverse historic depreciation expense ($2,089) and reflect straight line depreciation of $2,421 for 1515 Broadway based on an estimated useful life of 40 years and a purchase price of $483,500,
         (f) To eliminate historic management and bank administrative fees ($255) and increase expenses for pro forma management fees ($660), and
         (g) To reflect the Company's 55% equity interest in the pro forma net income of 1515 Broadway.

(D) To reflect the minority shareholders interest of 7.0% in the operating partnership.

(E) Basic income per common share is calculated based on 29,992 weighted average common shares outstanding and diluted income per common share is calculated based on 32,905 weighted average common shares and common share equivalents outstanding. The diluted weighted average common shares for the Company Pro Forma includes 4,699 of preferred shares as if they were converted to common shares.


                          YEAR ENDED DECEMBER 31, 2001
            NOTES TO PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                          (UNAUDITED AND IN THOUSANDS)

(A) To reflect the consolidated statement of income of SL Green Realty Corp. for the year ended December 31, 2001 as reported on the Company's Annual Report on Form 10-K.

(B) To record interest expense for borrowings under the Company's revolving credit facility ($93,335 at a weighted average interest rate of 5.66%).

(C) To adjust for SL Green's 55% equity interest in the net income of the joint venture:

                                            1515 BROADWAY        1515 BROADWAY          SL GREEN
                                             ACQUISITION           PRO FORMA            PRO FORMA          1515 BROADWAY
                                              HISTORICAL          ADJUSTMENTS          ADJUSTMENTS           PRO FORMA
                                                 (a)

REVENUES:
Rental revenue                               $     51,138         $      3,301         $      4,187 (b)     $     58,626
Escalation and reimbursement revenues               8,024                    -                    -                8,024
Other income                                          344                 (344)                   - (c)                -
                                             ------------         ------------         ------------         ------------

     Total revenues                                59,506                2,957                4,187               66,650
                                             ------------         ------------         ------------         ------------

EXPENSES:
Operating expenses                                 13,626                    -                    -               13,626
Real estate taxes                                   9,122                    -                    -                9,122
Interest                                           40,475              (40,475)              15,812 (d)           15,812
Depreciation and amortization                      10,258               (8,399)               9,684 (e)           11,543
Marketing, general and administrative               2,106               (1,015)               2,639 (f)            3,730
                                             ------------         ------------         ------------         ------------

     Total expenses                                75,587              (49,889)              28,135               53,833
                                             ------------         ------------         ------------         ------------

Net (loss) income                            $    (16,081)        $     52,846         $    (23,948)        $     12,817
                                             ============         ============         ============         ============

SL Green's 55% of joint venture pro
  forma net income                                                                                  (g)     $      7,049
                                                                                                            ============


         (a) This represent the historical financial statements of 1515 Broadway Associates, L.P.,
         (b) Rental income from 1515 Broadway was increased to reflect pro forma straight line amounts as of January 1, 2001 ($4,187) and the historic straight line amount ($3,301) was added back,
         (c)      To eliminate interest income,
         (d) To reverse the historic interest expense ($40,475) and reflect interest expense on $335,000 of new property level mortgage debt ($15,812) at a weighted average annual rate of 4.70%,
         (e) To reverse historic depreciation expense ($8,399) and reflect straight line depreciation of $9,684 for 1515 Broadway based on an estimated useful life of 40 years and a purchase price of $483,500,
         (f) To eliminate historic management and bank administrative fees ($1,015) and increase expenses for pro forma management fees ($2,639), and


                                      F 6

         (g) To reflect the Company's 55% equity interest in the pro forma net income of 1515 Broadway.

(D) To reflect the minority shareholders interest of 7.8% in the operating partnership.

(E) Basic income per common share is calculated based on 26,993 weighted average common shares outstanding and diluted income per common share is calculated based on 29,808 weighted average common shares and common share equivalents outstanding.


                                      F 7

                         Report of Independent Auditors


To the Board of Directors of
SL Green Realty Corp.


We have audited the accompanying balance sheet of 1515 Broadway Associates, L.P. (the "Partnership") as of December 31, 2001 and the related statements of operations and cash flows for the year ended December 31, 2001. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 1515 Broadway Associates, L.P. at December 31, 2001 and the results of its operations and its cash flows for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.



                                           /s/ Ernst & Young LLP


New York, New York
July 5, 2002


                                      F 8

                         1515 BROADWAY ASSOCIATES, L.P.

                                 Balance Sheets
                                 (In Thousands)


                                                                   December 31,        March 31,
                                                                       2001              2002
                                                                   ------------      ------------
                                                                                      (Unaudited)
ASSETS
Commercial real estate property, at cost:
   Land                                                            $     42,828      $     42,828
   Building and improvements                                            261,673           261,673
                                                                   ------------      ------------
                                                                        304,501           304,501

   Less accumulated depreciation                                       (137,817)         (139,905)
                                                                   ------------      ------------
                                                                        166,684           164,596

Cash and cash equivalents                                                 1,454             1,453
Restricted cash                                                           5,115             6,560
Tenant receivables, net of allowance of $298 and $342 for 2001
  and March 31, 2002, respectively                                        1,985               923
Deferred rents receivable                                                61,363            60,474
Deferred costs, net                                                      16,015            15,567
Other assets                                                              5,689             3,842
                                                                   ------------      ------------
     Total assets                                                  $    258,305      $    253,415
                                                                   ============      ============

LIABILITIES AND MEMBERS' DEFICIT
Mortgage loans payable                                             $    590,619      $    585,866
Accrued interest payable                                                    647               567
Accounts payable and accrued expenses                                     2,733             2,473
Security deposits                                                           623               623
                                                                   ------------      ------------
     Total liabilities                                                  594,622           589,529
Total members' deficit                                                 (336,317)         (336,114)
                                                                   ------------      ------------
     Total liabilities and members' deficit                        $    258,305      $    253,415
                                                                   ============      ============


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                      F 9

                         1515 BROADWAY ASSOCIATES, L.P.

                            Statements of Operations
                                 (In Thousands)

                                                        Year Ended       Three Months
                                                       December 31,     Ended March 31,
                                                           2001              2002
                                                       ------------      ------------
                                                                          (Unaudited)

REVENUE:
   Rental revenue                                      $     51,138      $     12,957
   Escalation and reimbursement revenues                      8,024             2,396
   Interest income                                              344                24
                                                       ------------      ------------

Total revenues                                               59,506            15,377
                                                       ------------      ------------

EXPENSES:
   Operating expenses                                        13,626             3,189
   Real estate taxes                                          9,122             2,393
   Interest                                                  40,475             6,532
   Depreciation and amortization                             10,258             2,543
   Marketing, general and administrative                      2,106               517
                                                       ------------      ------------

Total expenses                                               75,587            15,174
                                                       ------------      ------------

Net (loss) income                                      $    (16,081)     $        203
                                                       ============      ============


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                      F10

                         1515 BROADWAY ASSOCIATES, L.P.
                            Statements of Cash Flows
                                 (In Thousands)

                                                                   Year Ended       Three Months
                                                                 December 31,      Ended March 31,
                                                                     2001              2002
                                                                 ------------      ------------
                                                                                    (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) income                                              $    (16,081)     $        203
Adjustments to reconcile net (loss) income to net cash
  provided by operating activities:
   Provision for bad debt                                                 219                44
   Deferred rents receivable                                            3,301               890
   Depreciation and amortization                                       10,258             2,543
   Interest not currently payable                                      26,840             4,736
   Changes in operating assets and liabilities:
      Restricted cash                                                   2,765            (1,445)
      Tenant receivables                                                  858             1,018
      Prepaid taxes                                                    (4,690)            2,393
      Other assets                                                         30                (2)
      Accounts payable and accrued expenses                              (276)             (252)
                                                                 ------------      ------------
Net cash provided by operating activities                              23,224            10,128
                                                                 ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to real estate and related costs                            (499)              (88)
   Payments for lease cancellation costs                                  (14)               --
   Payments for deferred leasing and legal costs                         (999)               (8)
                                                                 ------------      ------------
Net cash used in investment activities                                 (1,512)              (96)
                                                                 ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Deferred disposition costs                                            (903)             (544)
   Proceeds from mortgage loans payable                                 1,011                11
   Payments of mortgage principal                                     (26,000)           (9,500)
                                                                 ------------      ------------
Net cash used in financing activities                                 (25,892)          (10,033)
                                                                 ------------      ------------

DECREASE IN CASH AND CASH EQUIVALENTS                                  (4,180)               (1)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                          5,634             1,454
                                                                 ------------      ------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                         $      1,454      $      1,453
                                                                 ============      ============

SUPPLEMENTAL CASH FLOW DISCLOSURE:
Interest paid                                                    $     14,649      $      1,876
                                                                 ============      ============


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                      F11

                         1515 BROADWAY ASSOCIATES, L.P.
                          Notes To Financial Statements

                          Year Ended December 31, 2001
                                 (In Thousands)


1.    BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

      Presented herein are the balance sheet and the statements of operations and cash flows for 1515 Broadway Associates, L.P. (the "Partnership") related to the operations of the property, located at 1515 Broadway, which is in the Times Square sub-market, in the borough of Manhattan in New York City, (the "Property"). On January 11, 2002, the Partnership, its general partner, and The Equitable Life Assurance Society of the United States ("Equitable") (an affiliated entity of the general partner) executed a contribution agreement with SL Green Realty Acquisition LLC ("SL Green") to reorganize the Partnership. On January 25, 2002, the Partnership solicited the limited partners' consent to a transaction, which included a pre-packaged Chapter 11 Bankruptcy filing in March 2002. On May 15, 2002 the Property was transferred to a new entity owned 99.8% by SL Green and SITQ Immobilier and 0.2% by the Partnership. The above transaction included the redemption of the Partnership's general partnership interest; the repayment of all of the first mortgage bank loan, the second mortgage bank loan, and the Equitable third tier loans; and the repayment of a portion of the Equitable second tier loan, the remainder of which was forgiven. The Property was sold for an aggregate purchase price of approximately $483,500.

      INVESTMENT IN COMMERCIAL REAL ESTATE PROPERTY - Rental property is stated at cost less accumulated depreciation and amortization. Costs directly related to the acquisition and redevelopment of rental property is capitalized. Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments, which improve or extend the life of the asset, are capitalized and depreciated over their estimated useful lives. Fully-depreciated assets are removed from the accounts.

      Rental property is depreciated using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

           Category                 Term
     ---------------------------------------------------------------------------
     Building                       40 years
     Building improvements          shorter of remaining life of the building or useful life
     Furniture and fixtures         four to seven years
     Tenant improvements            shorter of remaining term of the lease or useful life


      Depreciation expense amounted to $8,399 for the year ended December 31, 2001 and $2,089 (unaudited) for the three months ended March 31, 2002, respectively.

      On a periodic basis, management assesses whether there are any indicators that the value of the real estate property may be impaired. A property's value is impaired if the aggregate future cash flows (undiscounted and without interest charges) to be generated by the property are less than the carrying value of the property. To the extent impairment has occurred, the loss shall be measured as the excess of the carrying amount of the property over the fair value of the property.

      On January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The adoption did not have a


                                      F12
      material impact on the Company's results of operations or financial position. The rental property was not impaired at December 31, 2001 or at March 31, 2002.

      CASH AND CASH EQUIVALENTS - The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

      RESTRICTED CASH - Restricted cash primarily consists of security deposits held on behalf of tenants and escrows for mortgage loan payments.

      DEFERRED LEASE COSTS - Deferred lease costs consist of fees and direct costs incurred to initiate and renew operating leases and are amortized on a straight-line basis over the related lease term.

      DEFERRED FINANCING COSTS - Deferred financing costs represent commitment fees, legal and other third party costs associated with obtaining commitments for financing which result in a closing of such financing. These costs are amortized over the terms of the respective agreements. Unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity.

      REVENUE RECOGNITION - Rental revenue is recognized on a straight-line basis over the term of the lease. The excess of rents recognized over amounts contractually due pursuant to the underlying leases are included in deferred rents receivable on the accompanying balance sheet. For the year ended December 31, 2001 and the three months ended March 31, 2002 amounts contractually due were in excess of rents recognized pursuant to the underlying leases in the amount of $3,301 and $890 (unaudited), respectively.

      INCOME TAXES - The taxable income or loss of the Partnership is reported in the income tax returns of the members, and accordingly, no tax provision is recognized in the accompanying financial statements.

      USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

      CONCENTRATIONS OF CREDIT RISK - Financial instruments that potentially subject the Partnership to concentrations of credit risk consist primarily of cash investments and accounts receivable. The Partnership places its cash investments with high quality credit rated institutions. Management of the Partnership performs ongoing credit evaluation of its tenants and requires certain tenants to provide security deposits. Though these security deposits are insufficient to meet the terminal value of a tenant's lease obligation, they are a measure of good faith and a source of funds to offset the economic costs associated with lost rent and the costs associated with retenanting the space.

      The Partnership has a lease with a publicly traded entertainment industry company, Viacom International, Inc. Approximately 86% of the total base rent is attributable to Viacom International, Inc., at December 31, 2001 and March 31, 2002 (unaudited) on various leases, which extend to years 2008, 2010 and 2013.


                                      F13

2.    DEFERRED COSTS

      Deferred costs incurred in connection with the financing and leasing of the Property are as follows:

                                               December 31,       March 31,
                                                   2001             2002
                                               ------------      ------------
                                                                 (Unaudited)

      Deferred financing costs                 $      7,063      $      7,160
      Deferred leasing commission expenses           22,678            22,685
                                               ------------      ------------
                                                     29,741            29,845

      Less: accumulated amortization                (13,726)          (14,278)
                                               ------------      ------------

                                               $     16,015      $     15,567
                                               ============      ============


3.    MORTGAGE LOANS PAYABLE

      The mortgage loans payable, including accrued interest, consist of the following at:


                                                   December 31,       March 31,
                                                       2001             2002
                                                   ------------     ------------
                                                                     (Unaudited)

      Bank First Tier Loan                         $    219,852     $    210,352
      Bank Second Tier Loan                              39,045           39,370
      Equitable Second Tier Loan                        150,875          152,140
      Equitable Third Tier Loan Part I                  117,613          120,205
      Equitable Third Tier Loan Part II                  63,234           63,799
                                                   ------------     ------------

                                                   $    590,619     $    585,866
                                                   ============     ============

      BANK FIRST TIER LOAN - The Bank First Tier Loan bears interest at a floating rate equal to LIBOR plus 1.25% (the "Pay Rate") which may be converted to a rate equal to 0.25% above the reference rate charged by the agent bank under defined circumstances, and is payable monthly. The three-month LIBOR rate at December 31, 2001 and March 31, 2002 was 1.883% and 2.031%, respectively. A cash collateral account was also established and such amount as may be in that account serves as additional security for the Bank First Tier Loan. The loan is non-recourse to the partners of the Partnership and matures on June 30, 2002. The loan is subject to two options exercisable by the Partnership. The first option is to extend the term for two periods of two-and-one-half years each as long as, at the time of extension, no event of default under the loan has occurred. The second option is the continuance of prepayment ability in whole or in part at any time without penalty. The loan is collateralized by a first priority mortgage on the Property and requires approval of certain leases by the banks. The Partnership paid a fee to the bank of $100 and $25 (unaudited) in 2001 and 2002, respectively, for administering the loan. As of December 31, 1999, the Partnership chose to exercise its first option by extending its maturity date from December 31, 1999 to June 30, 2002. Subsequent to year-end, the Partnership exercised its option


                                      F14
      to extend the maturity date from June 30, 2002 to December 31, 2004. During the quarter ended March 31, 2002, the Partnership repaid $9,500 of the Bank First Tier Loan.

      BANK SECOND TIER LOAN - The Bank Second Tier Loan bears interest at a floating rate equal to LIBOR plus 1.25%, which may be converted to a rate equal to 0.25% above the reference rate charged by the agent bank under defined circumstances. The three-month LIBOR rate at December 31, 2001 and March 31, 2002 was 1.883% and 2.031%, respectively. Beginning on March 1, 1991, interest accrues, compounds monthly and is not payable currently until the First Tier Loan has been paid in full. The accrued interest is added to the loan principal and becomes subject to its provisions. The loan is due the later of June 30, 2002 or the extended due date of the First Tier Loan, and may be prepaid without penalty after the First Tier Loan has been repaid in full. The loan is non-recourse to the partners of the Partnership and is collateralized by a second priority mortgage.

      EQUITABLE SECOND TIER LOAN - Equitable has committed to advance to the Partnership, or under certain circumstances, to the banks, a total of $104,000, of which $102,700 relates to the Equitable Second Tier Loan and $1,300 relates to the Equitable Third Tier Loans. The commitment is divided into two components: the "General Commitment" in the amount of $52,700 and the "Reserve Commitment" in the amount of $50,000. Subject to certain exceptions set forth in the agreement, the General Commitment is to be applied to debt service, operating expenses of the Property and certain other defined expenses, and the Reserve Commitment is to be applied to leasing costs, asbestos abatement costs and certain prepetition expenses. As the Reserve Commitment is completely drawn down, the Partnership will draw down any unfunded costs from the General Commitment. The Equitable Second Tier Loan bears interest, commencing on December 31, 1991, at a floating rate equal to LIBOR plus 1.25%, which may be converted to a rate equal to 0.25% above the reference rate charged by the agent bank under defined circumstances. The three-month LIBOR rate at December 31, 2001 and March 31, 2002 was 1.883% and 2.031%, respectively. Such interest accrues, compounds monthly and is not payable until the Bank First Tier Loan is paid in full. The accrued interest is added to the outstanding balance of the Equitable Second Tier Loan and becomes subject to its provisions. The loan is non-recourse to the partners of the Partnership and is collateralized by a second priority mortgage, which is pari passu with the Bank Second Tier Loan. This loan may be prepaid without penalty after repayment in full of the Bank First Tier Loan and is due concurrently with the Bank Second Tier Loan. In the event of a default on the Bank First Tier Loan, the banks have the right to draw down any unexpended portion of the General and Reserve Commitments.

      EQUITABLE THIRD TIER LOANS

              a. Part I - the first part represents the amount owed by the Partnership to Equitable as a result of Equitable having made a principal payment, on December 31, 1991 of $30,800 (consisting of $29,500 under the standby commitment to fund the amount outstanding under the original line loan, which was a line of credit available before the restructuring, and $1,300, which is a portion of certain interest owed the bank under the original mortgage) plus interest on the $29,500 payment from October 15, 1990 to December 31, 2001 and to March 31, 2002 of $86,813 and $89,405 (unaudited), respectively. The interest rate on this loan is at a bank's prime rate plus 4%. The prime rate at both December 31, 2001 and March 31, 2002 was 4.75%. Interest accrues and compounds in the same manner as the Equitable Second Tier Loan.


                                      F15

              b. Part II - the second part represents the amount owed by the Partnership to Equitable as a result of Equitable having made a payment, on October 15, 1990, of principal ($28,400) and interest ($2,039) to the bank under the guarantee of the original mortgage plus additional interest under the guarantee of the original mortgage plus additional interest accruing from October 15, 1990 to December 31, 2001 and March 31, 2002 of $32,795 and $33,360 (unaudited), respectively. This loan bears interest at the same rate as the original mortgage, except that interest accrues, compounds monthly and is not payable until the Bank First Tier Loan and Equitable Second Tier Loans are paid in full.

      Both loans are non-recourse to the partners of the Partnership and are collateralized by a third-priority mortgage. The loans may be prepaid in whole or in part without penalty after the Bank First Tier and Equitable Second Tier Loans are repaid in full. Equitable may, at its election, advance additional funds for the payment of interest on the Bank First Tier Loan and dependent on the time such advances are made, would become subject to the provisions of the Part I loan or the Equitable Second Tier Loan above.

      All the above mortgage loans were repaid or forgiven as a result of the sale of the Property (See Note 1).

4.    MANAGEMENT AGREEMENTS AND RELATED PARTY TRANSACTIONS

      Until May 16, 2002, Jones Lange LaSalle managed the Property. The management fees were based on a fixed annual amount of $500. The fee incurred for managing the Property for the year ended December 31, 2001 and the three months ended March 31, 2002 was $500 and $125 (unaudited), respectively and is included in marketing, general and administrative expenses on the statement of operations.

      Pursuant to a separate agreement, Lend Lease Real Estate Investments, Inc. performs supervisory and administrative services for Equitable. Until June 30, 2001, management fees were based on yield table assets, as defined in the agreement. Beginning July 1, 2001 until May 16, 2002, management fees were based on a fixed annual amount of $500. The fee incurred for the year ended December 31, 2001 and the three months ended March 31, 2002 was approximately $415 and $104 (unaudited), respectively, and is included in marketing, general and administrative expenses on the statement of operations.

      The comprehensive general liability and all-risk property damage insurance for the Property is carried under an umbrella policy administered by Equitable, effective August 1, 1991. The Partnership reimbursed Equitable approximately $329 and $89 (unaudited) for the year ended December 31, 2001 and the three months ended March 31, 2002, respectively, for such annual insurance coverage.

5.    FAIR VALUE OF FINANCIAL INSTRUMENTS

      The following disclosures of estimated fair value were determined by management, using available market information and appropriate valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair values. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Partnership could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

      Cash and cash equivalents, restricted cash, tenant receivables, security deposits, accounts payable and accrued expenses are carried at amounts which reasonably approximate their fair values due to the short maturities of these items. At December 31, 2001, the mortgage loans payable had an estimated fair value of approximately $484,000.

      Disclosure about fair value of financial instruments is based on pertinent information available to management as of December 31, 2001. Although management is not aware of any factors that would significantly affect the fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and current estimates of fair value may differ significantly from the amounts presented herein.

6.    FUTURE MINIMUM RENTS RECEIVABLE

      The Property is being leased to tenants under operating leases with term expiration dates ranging from 2002 to 2024. The minimum rental amounts due under the leases are generally subject to scheduled fixed increases. The leases generally also require that the tenants reimburse the Partnership for increases in certain operating costs and real estate taxes above their base year costs. Approximate future minimum rents to be received over the next five years and thereafter for non-cancelable operating leases as of December 31, 2001 (exclusive of renewal option periods) are as follows:


              2002                                 $     52,157
              2003                                       51,289
              2004                                       51,997
              2005                                       53,319
              2006                                       53,790
              Thereafter                                196,056
                                                   ------------

                                                   $    458,608
                                                   ============

7.    INTERIM UNAUDITED FINANCIAL INFORMATION

      The financial statements for the three months ended March 31, 2002 are unaudited, however, in the opinion of management all adjustments (consisting solely of normal recurring adjustments), necessary for a fair presentation of the financial statements for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.


                                  * * * * * *


                                      F17